UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934
                      (Amendment No. [ ])

Filed by the Registrant    [X ]
Filed by a Party other than the Registrant    [  ]


Check the Appropriate Box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


      -----------------------------------------------------
                   PENN VIRGINIA CORPORATION
      -----------------------------------------------------
        (Name of Registrant as Specified in Its Charter)



      -----------------------------------------------------

      ------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided
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     Identify the previous filing by registration statement
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     filing.

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                           PENN VIRGINIA CORPORATION
                          ONE RADNOR CORPORATE CENTER
                                   SUITE 200
                              100 MATSONFORD ROAD
                           RADNOR, PENNSYLVANIA 19087

                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the "Company") to be held at the Radnor Hotel, 591 East Lancaster Avenue, Lincoln Room, St. Davids, Pennsylvania 19087, Tuesday, May 4, 1999, at 10:00 a.m., prevailing time, to consider and act on the following matters:

          1. The election of ten directors to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified; and

          2. The approval of the Penn Virginia Corporation 1999 Employee Stock Incentive Plan; and

          3. The approval of an amendment to the Penn Virginia Corporation 1995 Directors' Stock Option Plan; and

          4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on March 5, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   A copy of the Company's Annual Report for the year ended December 31, 1998 is being mailed to shareholders together with this Notice.

   In order that your shares may be represented at the Annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope.

                                          By Order of the Board of Directors


                                          /S/ Nancy M. Snyder
                                          -----------------------------------
                                          Nancy M. Snyder
                                          Corporate Secretary

Radnor, Pennsylvania
March 31, 1999

                           PENN VIRGINIA CORPORATION

                      ------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 4, 1999
                      ------------------------------------

                              GENERAL INFORMATION

   This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation (the "Company") in connection with the solicitation by or on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., prevailing time, on May 4, 1999 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Radnor Hotel, 591 East Lancaster Avenue, Lincoln Room, St. Davids, Pennsylvania 19087. This Proxy Statement and the accompanying proxy are first being mailed on or about March 31, 1999. The Company's principal executive offices are located at One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

RECORD DATE AND VOTING RIGHTS

   Only shareholders of record at the close of business on March 5, 1999 will be entitled to vote at the Annual Meeting. On that date there were outstanding 8,369,289 shares of Common Stock, par value $6.25 per share. On each matter to come before the Annual Meeting, holders of Common Stock will be entitled to one vote for each share held. The presence, in person or by proxy, of shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Under Virginia law, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. Cumulative voting rights do not exist with respect to the election of directors.

REVOCABILITY AND VOTING OF PROXY

   All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote, date, sign and promptly return the enclosed proxy in the accompanying envelope. Each shareholder has the right to revoke a proxy by filing with the Secretary of the Company a written revocation before the proxy is voted, by submitting to the Company before the taking of the vote a duly executed proxy bearing a later date or by voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

   The three officers of the Company designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the proxy card. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Company's Board of Directors, FOR approval of the Company's 1999 Employee Stock Incentive Plan and FOR approval of the amendment to the Company's 1995 Directors' Stock Option Plan. Management does not expect any matters other than these to be presented for action at the Annual Meeting.

PROXY SOLICITATION

   The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some officers and employees may solicit proxies personally, by telephone or by mail and will not be additionally compensated therefor.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth, as of March 15, 1999, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.


NAME OF INDIVIDUAL                               BENEFICIALLY       PERCENT OF
OR IDENTITY OF GROUP                             OWNED <F1>         CLASS <F2>
------------------------------------------------------------------------------
5% HOLDERS <F3>:
----------------
T. Rowe Price Associates, Inc.                 1,083,700 <F4>       12.9%
     100 East Pratt Street
     Baltimore, MD 21202

  Dimensional Fund Advisors Inc.                 663,400 <F5>        7.9%
     299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

  E.B. Leisenring, Jr.                           569,787 <F6>        6.8%
     One Tower Bridge, Suite 501
     West Conshohocken, PA 19428

  First Union Corporation                        753,463 <F7>        9.0%
     NCO137
     Charlotte, NC 28288

DIRECTORS:
----------
  Richard A. Bachmann                             11,845 <F8>        --
  Lennox K. Black                                264,430 <F9>        3.1%
  John D. Cadigan                                 44,969 <F10>        --
  A. James Dearlove                              247,890 <F11>       2.9%
  Robert Garrett                                  13,643 <F12>        --
  Peter B. Lilly                                     243              --
  Marsha Reines Perelman                             417              --
  Joe T. Rye                                      11,578 <F13>        --
  John A. H. Shober                              227,800 <F14>       2.7%
  Frederick C. Witsell, Jr.                       21,800 <F15>        --

EXECUTIVE OFFICERS:
-------------------
  Ann N. Horton                                    144,366 <F16>     1.7%
  Keith D. Horton                                  144,366 <F17>     1.7%
  Steven W. Tholen                                 153,548 <F18>     1.8%
  All directors and executive officers
      as a group (15 persons)                    1,149,183 <F19>    12.6%

<F1> Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 14, 1999.

<F2> Based on 8,369,289 shares of Common Stock issued and outstanding on March
     15, 1999. Unless otherwise indicated, beneficial ownership is less than 1% of the Company's Common Stock.

<F3> All such information is based on information furnished to the Company by the respective shareholders or contained in filings submitted to the Securities and Exchange Commission (the "SEC") such as Schedules 13D and 13G.

<F4> These shares are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares, representing 6.0% of the shares outstanding), to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

<F5> Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 663,400 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

<F6> Includes 62,169 shares held by Mr. Leisenring; 27,400 shares held by Mr.
     Leisenring's spouse; 255,216 shares held by four trusts of which Mr. Leisenring is co-trustee with First Union National Bank and with respect to which he shares voting and investment power; 25,002 shares held by two trusts of which Mr. Leisenring is co-trustee with Mellon Bank and with respect to which he shares voting and investment power; and 200,000 shares held by Sinkler Corporation, a wholly-owned subsidiary of Wentz Corporation, of which Mr. Leisenring is a director. Mr. Leisenring expressly disclaims beneficial ownership of the shares held by Sinkler Corporation.

<F7> Includes 554,676 shares over which First Union Corporation had sole voting power, 56,600 shares over which First Union Corporation had shared voting power, 176,675 shares over which First Union Corporation had sole dispositive power and 315,316 shares over which First Union Corporation had shared dispositive power.

<F8> Includes options to purchase 10,200 shares.

<F9> Includes options to purchase 200,600 shares and 2,000 shares held by Mr.
     Black's spouse.

<F10> Includes options to purchase 10,600 shares; 1,400 shares held in Mr.
      Cadigan's Keogh account; 2,000 shares owned by Cadigan Corp. (of which Mr. Cadigan is an officer and director); 4,000 shares owned by Campbell Investment Company (of which Mr. Cadigan is an officer and director); 5,000 shares owned by Rio Petrol, Inc. (of which Mr. Cadigan is an officer and director); 10,475 shares owned by a trust (of which Mr. Cadigan is the trustee); and a total of 7,794 shares held in a number of separate accounts with respect to which Mr. Cadigan shares voting or investment power.

<F11> Includes options to purchase 222,400 shares; 4,487 shares held in Mr.
      Dearlove's deferred compensation account; and 9,093 shares held in Mr. Dearlove's ESOP account.

<F12> Includes options to purchase 10,200 shares.

<F13> Includes options to purchase 10,200 shares.

<F14> Includes options to purchase 10,600 shares and 200,000 shares owned by
      Sinkler Corporation, a wholly-owned subsidiary of Wentz Corporation, of which Mr. Shober is a director.

<F15> Includes options to purchase 10,600 shares.

<F16> Includes options to purchase 31,000 shares; options to purchase 101,000 shares held by Mrs. Horton's spouse; 1,323 shares held in Mrs. Horton's deferred compensation account; 1,421 shares held in her spouse's deferred compensation account; 4,168 shares held in Mrs. Horton's ESOP account; and 5,454 shares held in her spouse's ESOP account.

<F17> Includes options to purchase 101,000 shares; options to purchase 31,000 shares held by Mr. Horton's spouse; 1,421 shares held in Mr. Horton's deferred compensation account; 1,323 shares held in his spouse's deferred compensation account; 5,454 shares held in Mr. Horton's ESOP account; and 4,168 shares held in his spouse's ESOP account.


<F18> Includes options to purchase 130,000 shares; and 1,448 shares held in
      Mr. Tholen's ESOP account.

<F19> Includes options to purchase 752,400 shares; 7,417 shares in the employees' deferred compensation accounts and 20,261 shares in the ESOP accounts of executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file, by a specified date, reports of beneficial ownership and changes In beneficial ownership with the SEC and to furnish copies of such reports to the Company. The Company believes that all such filings were made on a timely basis in 1998.

                             ELECTION OF DIRECTORS

     Ten directors will be elected at the Annual Meeting, all of whom are current directors of the Company. Marsha Reines Perelman was elected to the Board in October 1998. Peter B. Lilly was elected to the Board in February 1999. The ten directors nominated by the Board for election at the 1999 Annual Meeting are: Richard A. Bachmann, Lennox K. Black, John D. Cadigan, A. James Dearlove, Robert Garrett, Peter B. Lilly, Marsha Reines Perelman, Joe T. Rye, John A. H. Shober and Frederick C. Witsell, Jr. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will designate a substitute nominee. The Company has no reason to believe that any nominee will decline or be unable to serve.

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                   VOTE FOR THE ELECTION OF THE TEN NOMINEES.


INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR

     Following is information regarding the age, positions held with the Company, business experience during at least the past five years and other directorships held by each nominee for director.

AGE, POSITION WITH THE COMPANY, BUSINESS EXPERIENCE                  DIRECTOR
DURING AT LEAST THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS          SINCE
-----------------------------------------------------------          --------
RICHARD A. BACHMANN, age 54                                          1997 <F3>
  President and Chief Executive Officer of Energy Partners,
  Ltd., oil and gas exploration and production (Jan. 1997 to date); President and Chief Operating Officer (Oct. 1995 to
  Jan. 1997) and Executive Vice President -- Finance and
  Administration (May 1989 to Oct. 1995) of Louisiana Land and
  Exploration Company. Director of Energy Partners, Ltd.

LENNOX K. BLACK, age 69                                              1984 <F1>
  Chairman of the Company's Board of Directors (1992 to date);
  Chief Executive Officer of the Company (April 1992 to May
  1996); Chief Executive Officer of Teleflex, Inc.,
  manufacturer of automotive, marine, industrial, aerospace
  and medical products to markets worldwide (1971 to 1995).
  Director of Teleflex, Inc., Quaker Chemical Corporation, The
  Pep Boys-Manny, Moe & Jack and FlexSite, Inc.

JOHN D. CADIGAN, age 58                                              1987 <F1>
  President of Rio Petrol, Inc., oil and gas investments (1984 to date); Vice President of Campbell Investment Company,
  investments (1976 to date); President of Cadigan Corp.,
  investments (1980 to date). Director of Rio Petrol, Inc.,
  Campbell Investment Company, Cadigan Corp. and Joshua Green
  Corporation.

A. JAMES DEARLOVE, age 51                                            1996 <F1>
  President and Chief Executive Officer of the Company (May
  1996 to date); President and Chief Operating Officer of the
  Company (1994 to May 1996); Senior Vice President of the
  Company (1992 to 1994). Director of Powell River Project,
  National Council of Coal Lessors and Safe Harbor of West
  Chester.


ROBERT GARRETT, age 62                                              1997 <F2>
  President of AdMedia Partners, Inc., investment banking firm serving media and advertising businesses (1990 to date);
  President of Robert Garrett & Sons Inc., venture investing and financial advisory company (1986 to date). Director of
  Mickelberry Communications, Inc.

MARSHA REINES PERELMAN, age 48                                      1998
  Founder and Chief Executive Officer of Woodforde Management,
  Inc., holding company (1993 to date); President and Chief
  Executive Officer of the Philadelphia Zoo (1991 to 1992);
  founder and President of Clearfield Ohio Holdings, Inc.,
  energy company, (1983 to 1990); founder and Vice President of Clearfield Energy, Inc., energy company (1983 to 1990).

PETER B. LILLY, age 50                                              1999
  President and Chief Executive Officer, Vulcan Coal Holdings,
  LLC, natural resource investments (1998 to date); President and Chief Operating Officer of Peabody Holding Company, Inc.
  ("Peabody"), coal operations (1995 to 1998); Executive Vice
  President of Peabody (1994 to 1995); President of Eastern
  Associated Coal Corporation (1991 to 1994). Director of
  National Coal Association, American Mining Congress,
  National Mining Association and West Virginia Coal
  Association.

JOE T. RYE, age 60                                              1997 <F3>
  President of Joe T. Rye, P.C., business consulting (1992
  to date) and a rancher (1979 to date); President and Chief
  Executive Officer of Universal Seismic Associates, Inc.,
  oil and gas exploration and production and seismic
  acquisition and processing (Nov. 1997 to date); Senior
  Vice President and Chief Financial Officer of Seagull
  Energy Corporation (1982 to 1992). Director of Universal
  Seismic Associates, Inc.

JOHN A. H. SHOBER, age 65                                       1978 <F2> <F3>
  Vice Chairman of the Company's Board of Directors (April
  1992 to 1996). Chairman of the Board of Anker Coal Group,
  Inc., Director of Air Gas, Inc., Hercules, Inc., C & D
  Technologies, Inc., Eisenhower Exchange Fellowships, Ensign
  Bickford Industries, Inc., First Reserve Corporation and
  MIBRA GmbH.

FREDERICK C. WITSELL, JR., age 65                               1972 <F1> <F2>
  Vice Chairman of J.P. Morgan FSB (Sept. 1993 to date);
  Managing Director of Morgan Guaranty Trust Company of New
  York (Feb. 1989 to Jan. 1994). Director and Vice Chairman of
  J.P. Morgan Florida FSB.

<F1> Member of the Executive Committee.
<F2> Member of the Compensation and Benefits Committee.
<F3> Member of the Audit Committee.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors held six meetings in 1998. The Board has three committees consisting of the Executive Committee, the Compensation and Benefits Committee and the Audit Committee. The Board does not have a Nominating committee. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.

   The Executive Committee, subject to certain exceptions and applicable law, has and may exercise the full power of the Board in managing the business and affairs of the Company when the Board is not in session. The Executive Committee, composed of Messrs. Black (Chairman), Dearlove, Cadigan and Witsell, did not meet in 1998.

   The Compensation and Benefits Committee, composed of Messrs. Shober (Chairman), Garrett and Witsell, reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company, periodically reviews the Company's and its subsidiaries' employee benefit plans and reports its recommendations to the Board of Directors. The Compensation and Benefits Committee met three times in 1998.

   The Audit Committee, composed of Messrs. Rye (Chairman), Bachmann and Shober, met twice in 1998. The Audit Committee works with the Company's independent auditors and internal audit department to determine whether such activities are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee annually reviews the Company's accounting policies and the objectivity of its financial reporting and considers the qualifications of the Company's independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

COMPENSATION OF DIRECTORS

     Each non-employee director receives 600 shares of the Company's Common Stock and, at the director's option, either $5,000 cash or $5,000 worth of the Company's Common Stock on the Annual Meeting date. Directors appointed between Annual Meeting dates will receive a pro rata portion of shares and cash. Each non-employee director also receives, at his option, either $650 cash or $650 worth of the Company's Common Stock for each Board of Directors and committee meeting he attends. Committee chairmen receive an additional $100 of cash or stock for each meeting they chair.

     Under the 1995 Directors' Stock Option Plan, each director is granted an option to purchase 10,000 shares of the Company's Common Stock upon appointment to the Board and on the first business day of each of the years 1996 through 1999 has received an option to purchase 200 additional shares of the Company's Common Stock.

     During 1998, Mr. Black received and, subject to his remaining Chairman of the Board, will continue to receive $5,103 per month ($4,167 consulting fee and $936 car allowance) through the date on which his service as Chairman ends. Mr. Black served as Chief Executive Officer of the Company from April 1992 to May 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation paid by the Company during each of the years 1998, 1997 and 1996 for services rendered in all capacities to the Chief Executive Officer and the three other most highly compensated executive officers whose compensation exceeded $100,000 in 1998.

                          SUMMARY COMPENSATION TABLE
                                               ANNUAL COMPENSATION
                                       ------------------------------------
                                                              OTHER ANNUAL
        NAME AND                       SALARY      BONUS      COMPENSATION
   PRINCIPAL POSITION         YEAR      ($)         ($)         ($) <F1>
----------------------------------------------------------------------------
A. James Dearlove             1998     270,000     60,000           -
  President and Chief         1997     260,000     75,000           -
  Executive Officer           1996     240,000     50,000           -

Steven W. Tholen              1998     170,000     35,000           -
  Vice President and Chief    1997     160,000     50,000           -
  Financial Officer           1996     150,000     30,000           -

Keith D. Horton               1998     140,000     30,000           -
  Vice President --           1997     130,000     35,000           -
  Eastern Operations          1996     120,000     25,000           -

Ann N. Horton                 1998      95,000      9,000           -
  Controller                  1997      91,000     15,000           -
                              1996      87,000     15,000           -

                                    LONG-TERM COMPENSATION
                                    ----------------------
                                          SECURITIES
                                          UNDERLYING          ALL OTHER
         NAME AND                         OPTIONS             COMPENSATION
   PRINCIPAL POSITION           YEAR      # <F2>              ($)
----------------------------------------------------------------------------
A. James Dearlove               1998          200 <F2>        13,124 <F3>
  President and Chief           1997       40,000             14,254
  Executive Officer             1996      110,000             15,850

Steven W. Tholen                1998            0             14,371 <F4>
  Vice President and Chief      1997       40,000             14,304
  Financial Officer             1996       70,000             10,342

Keith D. Horton                 1998            0             15,138 <F5>
  Vice President --             1997       30,000             13,830
  Eastern Operations            1996       40,000             12,342

Ann N. Horton                   1998        3,000             11,888 <F6>
  Controller                    1997       12,000             10,596
                                1996       10,000              8,999

<F1> No named executive officer received perquisites or other personal benefits, securities or other property which, in the aggregate, exceeded ten percent of such executive's total annual salary and bonus.
<F2> These options were granted under the Company's 1995 Directors' Stock
     Option Plan.
<F3> Includes Company contributions to Mr. Dearlove's deferred compensation account, ESOP account and life insurance premiums of $4,000, $7,318 and $1,806, respectively.
<F4> Includes Company contributions to Mr. Tholen's deferred compensation account, ESOP account and life insurance premiums of $4,000, $8,617 and $1,754, respectively.
<F5> Includes Company contributions to Mr. Horton's deferred compensation account, ESOP account and life insurance premiums of $4,000, $9,332 and $1,806, respectively.
<F6> Includes Company contributions to Mrs. Horton's deferred compensation account, ESOP account and life insurance premiums of $4,000, $6,660 and $1,228, respectively.


   The following two tables set forth certain information regarding options granted and exercised under the Company's 1994 Stock Option Plan and 1995
Directors' Stock Option Plan during 1998 to each of the executives named in the Summary Compensation Table.

                  INDIVIDUAL OPTION GRANTS IN FISCAL YEAR 1998
                          NUMBER OF    PERCENT OF
                          SECURITIES   TOTAL
                          UNDERLYING   OPTIONS
                          OPTIONS      GRANTED TO
                          GRANTED      EMPLOYEES     EXERCISE
NAME                      (#)          IN 1998 <F1>  PRICE ($/SH)
-----------------------------------------------------------------
A. James Dearlove           200        <F3>          $29.50
Steven W. Tholen              0          0                 -
Keith D. Horton               0          0                 -
Ann N. Horton             3,000        4.3%          $27.065

                                                  GRANT DATE
                                                  PRESENT
NAME                     EXPIRATION DATE          VALUE <F2>
------------------------------------------------------------
A. James Dearlove        January 01, 2008         $ 1,936
Steven W. Tholen              -                         -
Keith D. Horton               -                         -
Ann N. Horton            February 10, 2008        $29,040

<F1> Options to purchase a total of 69,000 shares of Common Stock were granted to employees during the Company's fiscal year ended December 31, 1998. these options vest one year after date of grant.

<F2> The Black-Scholes model was used to determine the grant date present value of the stock options. This method requires the use of certain assumptions that affect the value of the options. The assumptions used in this model are the volatility of the Company's stock price, an estimate of the risk-free interest rate and expected dividend yield. For purposes of this model, a 37.68% to 38.78% volatility factor, a 4.68% to 5.65% risk-free interest rate and a 3.35% to 4.16% expected dividend rate were used. No adjustments were made for non-transferability or for risk of forfeiture of the stock options. This model assumes all of the options are exercised by the eighth year. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

<F3> These options were granted under the 1995 Directors' Stock Option Plan and, therefore, were not included in the calculation of percent of total options granted to employees.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF SECURITIES
                      SHARES                       UNDERLYING UNEXERCISED
                      ACQUIRED                     OPTIONS AT YEAR-END
                      ON           VALUE           --------------------------
NAME                  EXERCISE     REALIZED        EXERCISABLE  UNEXERCISABLE
------------------    --------     --------        -----------  -------------
A. James Dearlove       5,000      $ 33,595        232,600            200
Steven W. Tholen            0             -        130,000              0
Keith D. Horton         1,000      $  2,450        101,000              0
Ann N. Horton           9,501      $ 68,241         28,000          3,000

                            VALUE OF UNEXERCISED
                            IN-THE-MONEY-OPTIONS
                            AT YEAR-END <F1>
                            --------------------------
NAME                        EXERCISABLE  UNEXERCISABLE
------------------          -----------  -------------
A. James Dearlove           $308,065         $0
Steven W. Tholen            $161,840         $0
Keith D. Horton             $127,535         $0
Ann N. Horton               $ 26,620         $0

<F1> Values are calculated by multiplying the amount by which the market value per share of the Company's Common Stock exceeded the option exercise price per share at December 31, 1998 times the number of shares underlying the option.


CHANGE-IN-CONTROL ARRANGEMENTS

   GENERAL SEVERANCE POLICY. Under the Company's severance policy, all officers whose employment is terminated following a change in control (as defined in the policy) of the Company will receive certain payments according to a formula based on the officer's salary, length of service with the Company and age. The maximum amount payable to an officer under the policy is 250 percent of such officer's then-current annual salary. The following table indicates amounts payable to the executives named in the Summary Compensation
Table.

                               NUMBER OF MONTHS   AMOUNTS PAYABLE
                               ----------------   ---------------
A. James Dearlove............        27.00           $630,000
Steven W. Tholen.............        15.00           $225,000
Keith D. Horton..............        18.75           $265,625
Ann N. Horton................        15.00           $125,000

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION AND BENEFITS COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

   Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits provided to the Company's President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The disclosure requirements as to these officers include the use of specified tables and a report of the Company's Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements. No members of the Compensation Committee are current officers of the Company or have other interlocking relationships as defined by the SEC.

   POLICIES APPLICABLE TO EXECUTIVE OFFICERS. The Committee has designed executive compensation policies which it believes are conducive to the Company's providing levels of compensation competitive with those of industry peers of comparable size. The compensation paid to executive officers, including the Chief Executive Officer, reflects rewards for individual contributions toward achievement of the Company's annual and long-term performance goals, the Company's above-average corporate performance compared with industry peer groups and individual contributions to the day-to-day operations of the management team. Executive officers are paid a combination of base salary, stock options and cash bonus awards.

   Base salaries are reviewed by the Committee annually and are based on subjective evaluations of each individual officer's performance and the Company's performance. The Committee assigns significant weight to the evaluations made by Mr. Dearlove concerning the other executives named in the Summary Compensation Table.

   The Committee grants stock options to executive officers and other employees as a means of providing long-term incentive to the Company's employees. The Committee believes the granting of stock options encourages increased performance by the Company's employees, including its officers, and aligns the interests of the Company's employees with those of its shareholders. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary as discussed in the previous paragraph.

   To ensure the Company's compensation policies are competitive with those of its peers and to maximize the Company's ability to retain qualified executive officers, the Committee also considers on an annual basis whether to pay cash bonuses to some or all employees, including the executives named in the Summary Compensation Table.

   CHIEF EXECUTIVE OFFICER COMPENSATION. When determining Mr. Dearlove's 1998 compensation as reflected in the Summary Compensation Table contained herein, the Committee considered, among others, the following factors:

   - Compensation paid to chief executive officers of other comparably sized companies, particularly those in the energy production industry.

   - Continued implementation of the Company's five-year plan for performance and growth.

   -  Successful acquisition of certain coal and oil and gas properties.

   - Successful continued development of and diversification of lessees on the properties which, until May 1996, had been leased principally to one lessee.

   SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to publicly held companies for compensation of more than $1 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Dearlove and the other executives named in the Summary Compensation Table for 1998; however, Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million if the Compensation Committee determines that such compensation is warranted in the future.

                                  COMPENSATION AND BENEFITS COMMITTEE

                                  Robert Garrett
                                  John A. H. Shober
                                  Frederick C. Witsell, Jr.

                               PERFORMANCE GRAPH

   The following graph compares the Company's five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's Exploration & Production 500 Index, the Standard & Poor's Industrials Index and the Dow Jones Coal Index. There are six companies in the Standard & Poor's Exploration & Production 500 Index:
Anadarko Petroleum Corporation, Burlington Resources, Kerr-McGee Corporation, Apache Corporation, Oryx Energy Company and Union Pacific Resources Group Inc. the Dow Jones Coal Index includes Arch Coal, Inc. and the Company. The graph assumes $100 is invested on January 1, 1994 in Penn Virginia Corporation and each index at December 31, 1993 closing prices.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       PENN VIRGINIA, S&P EXPLORATION & PRODUCTION INDEX,
        S&P INDUSTRIALS INDEX AND DOW JONES COAL INDEX

                               1993  1994  1995  1996  1997  1998
                               ----  ----  ----  ----  ----  ----
Penn Virginia Corporation      100    88    95   145   190   123
S&P 500 Oil & Gas
  (Exploration & Production)   100    80    93   124   113    77
Dow Jones Coal Index           100    98   104   113    97    80
S&P Industrials Index          100   103   138   173   223   299

                           EMPLOYEES' RETIREMENT PLAN

   As of June 30, 1996, the Company froze benefits under its noncontributory defined benefit pension plan at which time each participating employee was granted a nonforfeitable right to 100 percent of his accrued benefit. In general, the pension plan provides for payment of annual retirement benefits to eligible employees who retire at age 65. The amount of the pension payment is based on a career average benefit formula, which takes into account years of service and annual earnings of the employee. The pension plan also provides for deferred retirement benefits for disabled employees, reduced benefits for early retirement and additional accruals for years of service beyond age 65 prior to June 30, 1996.

   The following table shows the estimated annual pension benefits payable to employees of the Company, including the executives named in the Summary
Compensation Table, upon retirement at age 65, in various remuneration and years-of-service classifications, assuming the election of a pension benefit payable as a life annuity with five years certain. The table is representative of an employee who is currently age 65. Benefit amounts set forth in the table are not presently subject to any deduction for Social Security benefits or other offset amounts.
                  ESTIMATED ANNUAL RETIREMENT BENEFITS
------------------------------------------------------------
                              YEARS OF SERVICE
ANNUAL            ------------------------------------------
COMPENSATION         15              20              25
---------------   ------------------------------------------
$125,000             $23,375         $32,500         $40,625
$150,000             $29,250         $39,000         $48,750
$175,000 <F1>        $31,200         $41,600         $52,000
$200,000 <F1>        $31,200         $41,600         $52,000
$225,000 <F1>        $31,200         $41,600         $52,000
$250,000 <F1>        $31,200         $41,600         $52,000
$275,000 <F1>        $31,200         $41,600         $52,000

<F1> Beginning in 1989, the Code restricted the amount of annual compensation which may be considered in the computation of benefits payable from a qualified pension plan. The 1996 compensation limit was $150,000. Benefit accruals ceased as of June 30, 1996.

   Separate Code Section 415 restrictions limit the annual benefit payable to $125,000 in 1997 and to $130,000 in 1998.

   Credited years of service under the pension plan at the time benefits were frozen for Messrs. Dearlove, Tholen and Horton and Mrs. Horton, are 19, 1, 16 and 15 respectively.

               APPROVAL OF THE 1999 EMPLOYEE STOCK INCENTIVE PLAN

   On December 2, 1998, the Board of Directors of the Company adopted the 1999 Employee Stock Incentive Plan (the "1999 Plan") as approved and recommended by the Compensation and Benefits Committee of the Board, subject to shareholder approval. Following is a summary description of the Plan.

SUMMARY OF THE 1999 PLAN

PURPOSE

   The purpose of the 1999 Plan is to foster and promote the long-term success of the Company and increase shareholder value by providing incentive compensation to officers, executives and other employees who contribute to the growth and success of the Company, attracting and retaining individuals of outstanding ability and aligning the interests of such officers, executives and other employees with the interests of the Company's shareholders.

TERM

   The 1999 Plan is effective December 2, 1998, subject to approval by the shareholders of the Company, and will terminate ten years thereafter. No awards may be granted after the termination date; however, awards outstanding on that date may be exercised and/or paid in accordance with their terms.

ADMINISTRATION

   The 1999 Plan is to be administered by a committee of three members of the Board of Directors (the "Committee"). Each member of the Committee is required to be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, as amended.

TYPE OF AWARDS

   Awards under the 1999 Plan ("Awards") may be in the form of stock options not intended to qualify as "incentive stock options" under the Code ("Options") or restricted stock ("Restricted Stock").

PARTICIPATION AND AWARDS

   All employees of the Company are eligible to receive Options under the 1999 Plan. Eligibility to receive Restricted Stock under the 1999 Plan is limited to key employees selected from time to time by the Committee. The granting of Awards under the 1999 Plan is at the discretion of the Committee; therefore, it is not possible to indicate which employees may receive Awards under the 1999 Plan in the future or the amount of the Awards. Approximately 60 employees are initially eligible for selection by the Committee to receive Options and approximately four are eligible to receive Restricted Stock; however, additional participants may be added as is necessary or appropriate based upon the size and structure of the Company. Options for 70,000 shares were granted under the 1999 Plan in early 1999 subject to shareholder approval of the Plan. These options are described in the New Plans Benefits table shown on page 18 hereof.

SHARES AVAILABLE FOR AWARDS

   The maximum number of shares of stock which may be issued for all purposes under the 1999 Plan is 250,000. Shares of Common Stock with respect to the unexercised or undistributed portion of any terminated, expired or forfeited Award, and shares of Common Stock tendered in payment of the purchase price of Common Stock subject to any Option or in payment of tax withheld on any Award, may be reissued under the 1999 Plan.

STOCK OPTIONS

   The 1999 Plan provides that the exercise price of an Option pursuant to which Common Stock may be purchased will be not less than 100% of the fair market value of the Company's Common Stock on the date the Option is awarded. Options will be exercisable as determined by the Committee and evidenced in an Award agreement; however, no Option is exercisable before one year or after ten years after the date of grant except (i) if an optionee's employment terminates upon his death or disability, any Options held by him immediately vest and become exercisable for one year, (ii) if an optionee's employment terminates for cause, any Options held by him terminate immediately, (iii) if an optionee's employment terminates for any reason other than death, disability or for cause, any unvested Options held by him terminate immediately and any vested Options held by him remain exercisable for 90 days after termination and (iv) if an optionee retires pursuant to the Penn Virginia Corporation and Affiliated Companies Employees' Retirement Plan (the "Retirement Plan"), any unvested Options held by him terminate immediately and any vested Options held by him remain exercisable until the tenth anniversary of their grant date.

   The Option price must be paid in full at the time of exercise. Payment must be made in cash, in shares of the Company's Common Stock valued at their fair market value, or a combination thereof, as determined in the discretion of the Board of Directors. It is the policy of the Board of Directors that any taxes required to be withheld must also be paid at the time of exercise. An optionee may enter into an agreement with a brokerage firm whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised as well as the required amount of withholding.

RESTRICTED STOCK

   Restricted Stock Awards consist of shares of Common Stock that are issued in the name of the holder, but that may not be sold or otherwise transferred by the holder until the termination of the restriction period relating thereto, which, under the 1999 Plan, will not terminate less than one or more than five years after such Award is granted. If a holder's employment terminates upon death or disability, or if a holder retires pursuant to the Retirement Plan, the restrictions applicable to any Restricted Stock held by such holder automatically terminate unless the Committee determines otherwise. If a holder's employment terminates for any reason, any Restricted Stock held by him for a period less than the applicable restriction period will be automatically forfeited. The Committee may make awards of Restricted Stock subject to the foregoing terms and such others as it deems appropriate and as are set forth in a written agreement.

OTHER PROVISIONS

   DEFERRAL ELECTION. Any Plan participant may, with the concurrence of the Committee, elect to defer receipt of unrestricted shares of Common Stock that such participant would otherwise receive under the 1999 Plan so long as such election is made at least 12 months prior to the date such shares would otherwise be received.

   CERTAIN ADJUSTMENTS. In the event of a change of control, reorganization or liquidation, in addition to any action required or authorized by the terms of an Award agreement, the Committee may, in its sole discretion, accelerate time periods for purposes of vesting in or realizing gain from, any outstanding Option or Restricted Stock Award or make provision in the agreement with respect to any such transaction for the maintenance and protection of the rights and interests of 1999 Plan participants. The 1999 Plan also provides for adjustments upon certain changes in the Company's capitalization.

   TRANSFERABILITY. No Option awarded under the 1999 Plan is transferable by a 1999 Plan participant other than by will or the laws of descent and distribution or to the spouse, children or grandchildren of an optionee or a trust for the exclusive benefit of any such family member. No Restricted Stock is transferable prior to the termination of the restriction period other than by will or the laws of decent and distribution.

   AMENDMENT AND TERMINATION. The Board of Directors may at any time amend, suspend or terminate the 1999 Plan provided that the Board of Directors intends that no amendment shall, without shareholder approval, effectuate a change for which shareholder approval is or may be required by any national securities exchange on which the Company's stock may be listed or in order that transactions under the Plan continue to qualify under Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

   The rules governing the tax treatment of stock options and restricted stock are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   NON-QUALIFIED STOCK OPTIONS. With respect to Options, the holder will recognize no taxable income at the time of grant. Upon exercise of an Option, the holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The holder will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. In most cases, the Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

   RESTRICTED STOCK. A holder of Restricted Stock is not required to include the value of such shares in income until the first time such holder's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such holder timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of the stock at the time the income is recognized. Subject to Code Section 162(m), as described above, the Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for the Company's taxable year in which the participant recognizes such income.

VOTE REQUIRED

   Approval of the 1999 Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of the Company's Common Stock, if the total votes cast on the proposal represent more than 50% of total outstanding shares of the Company's Common Stock. Abstentions will be treated as votes cast and will have the effect of negative votes. Broker non-votes will not be treated as votes cast for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of the Company's Common Stock, but otherwise will not affect the outcome of the vote.

   The Board of Directors recommends that the shareholders vote FOR the approval of the 1999 Plan.

                        APPROVAL OF AN AMENDMENT TO THE
                       1995 DIRECTORS' STOCK OPTION PLAN

AMENDMENT OF THE DIRECTOR PLAN

   The Company's 1995 Directors' Stock Option Plan (the "Director Plan") currently provides for (i) the grant to each eligible director of a non-qualified option to purchase 10,000 shares of the Company's Common Stock upon election to the Board of Directors and (ii) an annual grant to each director of the Company of a non-qualified option to purchase 200 shares of the Company's Common Stock on the first business day of January in each of the years 1996 through 1999. Under its current terms, the Director Plan would have terminated on January 5, 1999. There are currently ten directors eligible to receive options under the Director Plan.

   The total number of shares of Common Stock as to which options may be granted under the Director Plan is currently 150,000. As of March 15, 1999, options to purchase all shares of Common Stock available under the Director Plan had been granted, and an option to purchase 5,400 shares was granted subject to shareholder approval of the amendment to the Director Plan. This option is described in the New Plans Benefits table shown on page 18 hereof.

   The purpose of the Director Plan is to enhance the ability of the Company to attract and retain highly qualified directors, to compensate them for their services to the Company and, in so doing, to strengthen the alignment of the interest of the directors with the interests of the shareholders by ensuring ongoing ownership of the Company's Common Stock. In order to continue to provide these benefits, the Board of Directors of the Company has approved amendments to the Director Plan to extend the termination date of the Director Plan to the second business day of January 2001 and to increase the number of shares of Common Stock available for awards thereunder from 150,000 shares to 200,000 shares.

   The Director Plan is administered by the Board of Directors. The Board of Directors of the Company may amend the Director Plan, but no amendment may be made (i) that would adversely affect outstanding options without the optionee's consent, (ii) without the approval of the shareholders if required to comply with any tax or regulatory requirement or (iii) that would increase the aggregate number of shares that may be issued upon the exercise of options, other than with respect to adjustments to reflect certain corporate transactions as set forth in the Director Plan. No provision of the Director Plan that (i) permits eligible directors to receive options, (ii) states the amount or price of options to be granted, (iii) specifies the timing of grants of options or (iv) sets forth a formula that determines the amount, price or timing of grants of options, can be amended more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

NON-QUALIFIED STOCK OPTIONS

   The exercise price of an option granted under the Director Plan may not be less than 100% of the fair market value per share of the Company's Common Stock on the date such option is granted.

   Options granted under the Director Plan are evidenced by written agreements in a form consistent with the Director Plan as the Board of Directors shall approve from time to time. The options are exercisable after one year of service on the Board and prior to ten years following the date of grant. Options are immediately exercisable upon a change in control of the Company and are not transferable other than by will or the laws of descent and distribution. Options are exercisable for six months after death by the optionee's transferee. Any option which expires, is canceled or terminates for any reason without having been fully exercised or vested may again be made subject to an option under the Director Plan.

   The option exercise price must be paid in full at the time of exercise. Payment must be made in cash, in shares of the Company's Common stock valued at their then fair market value, or a combination thereof, as determined at the discretion of the Board. An optionee may enter into an agreement with a brokerage firm whereby the optionee will simultaneously exercise the option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the option has been exercised.

   Appropriate adjustments to outstanding options and to the number or kind of shares subject to the Director Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving the Company, including a merger or a sale of substantially all of the assets of the Company.

FEDERAL INCOME TAX CONSEQUENCES

   The Federal income tax consequences of options granted under the Director Plan will be the same as those of Options granted under the 1999 Plan.

VOTE REQUIRED

   Approval of the Amendment to the Director Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of the Company's Common Stock, if the total votes cast on the proposal represent more than 50% of total outstanding shares of the Company's Common Stock. Abstentions will be treated as votes cast and will have the effect of negative votes. Broker non-votes will not be treated as votes cast for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of the Company's Common Stock, but otherwise will not affect the outcome of the vote.

   The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment to the Director Plan.

                               NEW PLANS BENEFITS

                       1999 EMPLOYEE STOCK INCENTIVE PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN

   The following table sets forth the number of options granted to the persons named in the table under the 1999 Plan and the Director Plan subject to shareholder approval of such plans, as amended.

                                                                NUMBER OF
                     NAME AND POSITION                        OPTIONS GRANTED
-----------------------------------------------------------------------------
A. James Dearlove, President and Chief Executive Officer           6,000
Steven W. Tholen, Vice President and Chief Financial Officer       6,000
Keith D. Horton, Vice President -- Eastern Operations              6,000
Ann N. Horton, Controller                                          5,000
All executive officers as a group                                 31,000
All non-executive directors as a group                             5,600 <F1>
All non-executive officers as a group                             10,000

<F1> These options were granted under the Director Plan. All other options described were granted under the 1999 Plan.

                                 MISCELLANEOUS

INDEPENDENT ACCOUNTANTS

   Upon recommendation of the Audit Committee, the Company has reappointed Arthur Andersen LLP ("Arthur Andersen") as the independent accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

   The Board of Directors knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

   Any proposal submitted by shareholders for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of the Shareholders of the Company must be received by the Company at its corporate offices in Radnor, Pennsylvania on or before February 3, 2000 (but not prior to October 26, 1999), and must comply in all other respects with the Company's Bylaws and applicable rules and regulations of the SEC relating to such inclusion.

   The Company's Bylaws require that to have a proposal voted upon at the 2000 Annual Meeting, the proposing shareholder must have delivered in writing to the Company, during the time period described above, (a) notice of such proposal, (b) if the proposal relates to a change to the Company's Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder's status as such and of the number of shares beneficially owned by him and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them.

ANNUAL REPORT AND FORM 10-K

   The Company is sending a copy of its 1999 Annual Report to shareholders along with the proxy materials.

   Copies of the Company's Annual Report on Form 10-K (without exhibits) as filed with the SEC will be furnished without charge upon written request of any shareholder of record. Requests for this report should be directed to Nancy M. Snyder, Corporate Secretary, Penn Virginia Corporation, One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

                                            By Order of the Board of Directors



                                                  /S/ Nancy M. Snyder
                                                  ---------------------------
                                                  Nancy M. Snyder
                                                  Corporate Secretary

March 31, 1999

                       PENN VIRGINIA CORPORATION
                  1999 EMPLOYEE STOCK INCENTIVE PLAN


1.   Purpose of the Plan

     The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by: (a) motivating superior performance by providing to the Company's employees long-term incentives and rewards for making major contributions to the Company's success; (b) strengthening the Company's ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; and (c) enabling employees to participate in the long-term growth and financial success of the Company.

2.   Definitions

     (a) "Beneficiary" means the beneficiary chosen by the Optionee who is eligible to receive benefits under Section 8(b).

     (b)   "Board" means the board of directors of the Parent Company.

     (c) "Cashless Exercise" means the manner of exercise of an Option described in Section 8(h).

     (d) "Cause" means conduct on the part of an Optionee or Participant that involves (i) willful failure to perform the Participant's or Optionee's duties, (ii) engaging in serious misconduct injurious to the Company or (iii) "cause" as such term is defined in the employment agreement, if any, between the Company and an Optionee or Participant.

     (e)   "Code" means the Internal Revenue Code of 1986, as amended.

     (f)   "Committee" means the committee described in Section 5.

     (g) "Company" means Penn Virginia Corporation and each of its Subsidiary Companies and any successor corporation.

     (h) "Date of Grant" means the date on which an Option or a Restricted Stock Award is granted.

     (i)   "Deferred Shares Account" means the account described in Section
8(d).

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Option" means any stock option granted under the Plan and described in Section 3(a).

     (l) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired, terminated or been forfeited.

     (m)   "Parent Company" means Penn Virginia Corporation.

     (n) "Participant" means a person to whom a Restricted Stock Award has been granted under the Plan the Restriction Period of which has not expired.

     (o) "Plan" means the Penn Virginia Corporation 1999 Employee Stock Incentive Plan.

     (p) "Restricted Stock Award" means any award of Shares granted under the Plan and described in Section 3(b).

     (q) "Restricted Stock" means Shares granted pursuant to a Restricted Stock Award.

     (r) "Restriction Period" means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award.

     (s)   "Shares" means shares of common stock of the Parent Company.

     (t) "Subsidiary Companies" means all corporations that at any relevant time are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

     (u) "Value" on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date.

     (v) "Vesting Period" means the period of time commencing with the Date of Grant during which the Option is not yet exercisable.

3.   Rights To Be Granted

     The following rights may be granted under the Plan:

     (a) Non-Qualified Options, which give the Optionee the right for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the Options; and

     (b) Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares.

Stock Subject to Plan

     Subject to Section 13, not more than 250,000 Shares in the aggregate may be issued pursuant to the Plan. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with
Section 8(b). Shares covered by Options or Restricted Stock Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Further, any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option or Restricted Stock Award, shall also be available for future issuance under the Plan.

5.   Administration of Plan

     (a) The Plan shall be administered by the Committee, which shall be composed of three directors of the Parent Company appointed by the Board who are "non-employee directors" as defined under rules promulgated under Section 16(b) of the Exchange Act.

     (b) The Committee may delegate to a person designated from time to time by the Committee as the Plan Administrator the Committee's discretion pursuant to Sections 8(c), 8(g) and 9(e).

6.   Grant of Rights

   Subject to Section 7, the Committee or the Board may grant Options and Restricted Stock Awards to eligible employees of the Company as described in
Section 7.

7.   Eligibility

     (a)   Options may be granted to any employee of the Company.

     (b) Restricted Stock Awards may be granted only to key employees of the Company, who are designated as such by the Committee or the Board, including employees who are also directors.

8.   Option Agreements and Terms

   All Options shall be granted prior to December 3, 2008 and be evidenced by option agreements executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

     (a) Option Price. The option price per Share of any Option granted to an Optionee shall be equal to the Value of the Share on the Date of Grant.

     (b) Restrictions on Transferability. An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust or trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8(f); provided, that, notwithstanding the foregoing, an Optionee may designate in writing on a form provided by the Company a Beneficiary who may exercise any Options in accordance with Section 8(f).

     (c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company's withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged thereof. Payment for shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

     (d) Issuance of Certificates; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Parent Company shall deliver to the exercising Optionee a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled or, if such Optionee has made a deferral election pursuant to Section 12, Shares subject to such election shall be delivered to the Deferred Shares Account, which shall be maintained for such purpose by the Parent Company or an administrator appointed by the Parent Company. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

     (e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable before one year from the Date of Grant and that no Option shall be exercisable after ten years from the Date of Grant, except as hereinafter provided:

           (i) In the event an Optionee ceases to be an employee of the Company for any reason other than death, disability (as determined by the Committee) or termination for Cause (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable for a period of 90 days following the date on which the Optionee's employment ceased. An Option exercisable after the date of such cessation shall be exercisable only to the extent exercisable as of the date of such cessation.

            (ii) In the event an Optionee's employment with the Company terminates for Cause, any unexercised Options held by such Optionee shall terminate on the earlier of date of employment termination or notice of such termination.

            (iii) In the event an Optionee ceases to be an employee of the Company by reason of his death or disability, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable for one year from the date of death or disability. An Option exercisable after the date of death or disability shall be exercisable only to the extent exercisable as of the date of death or disability.

            (iv) In the event an Optionee retires pursuant to the Penn Virginia Corporation and Affiliated Companies Employees' Retirement Plan (the "Retirement Plan"), (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable until the tenth anniversary of the Date of Grant thereof.

     (f) Date and Notice of Exercise. Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

     (g) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company's withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date the withholding taxes due are determined (the "Tax Date") equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

     (h) Cashless Exercise. In addition to the methods of payment described in Sections 8(c) and 8(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a "Cashless Exercise"). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

9.   Restricted Stock Award Agreements and Terms

     All Restricted Stock Awards shall be granted prior to December 3, 2008 and be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

     (a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant, the person to whom the rights shall have passed shall become entitled to the restricted Shares only in accordance with subsection (d).

     (b) Issuance of Certificates. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant's name, with such legend thereon as the Committee shall deem appropriate. The Parent Company shall retain the certificates for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall deliver to the Participant the certificates for such Shares. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

     (c) Restriction Period. The Restriction Period for Restricted Stock Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to Section 9(d). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

     (d)   Forfeiture of Shares; Vesting on Disability, Death or Retirement.

           (i) In the event a Participant ceases to be an employee of the Company for any reason other than his death, disability or retirement pursuant to the Retirement Plan, any Shares subject to such Participant's Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

           (ii) Except as shall have otherwise been determined by the Committee and specified in the restricted stock award agreement, in the event a Participant ceases to be an employee of the Company by reason of his death, disability or retirement pursuant to the Retirement Plan, the Restriction Period with respect to any Shares subject to such Participant's Restricted Stock Award which has not terminated shall automatically terminate effective on the date of death, disability or retirement.

     (e) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company's withholding from Shares subject to such Restricted Stock Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.   Termination of Employment

      For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

11.   Rights as Shareholders

      (a) An Optionee shall have no right as a Shareholder with respect to any Shares covered by his Options until the date of the issuance of a stock certificate to him for such Shares.

      (b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.   Deferral Election

      (a) Notwithstanding any provision of the Plan to the contrary, any Participant or Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the receipt of unrestricted Shares that the Participant or Optionee would otherwise receive pursuant to Section 8 or Section 9, provided that such election is made no later than the date that is twelve (12) months prior to the date such Shares would otherwise be received. Such election shall be made by written notice addressed to the Parent Company at its main office to the attention of its Secretary hand delivered, telecopied or mailed, first class postage prepaid.

      (b) Deferrals will only be allowed while the Participant or Optionee is an Employee of the Company. Any election to defer the receipt of Shares shall be irrevocable as long as the Participant or Optionee remains an Employee.

      (c) Shares the receipt of which is deferred pursuant to this Section 12 shall be distributed upon the Participant's or Optionee's termination of employment.

      (d) The Committee may, in its sole discretion, allow for the early payment of the unrestricted Shares deferred pursuant to this Section 12 in the event of an "unforeseeable emergency" of the Participant or Optionee. An "unforeseeable emergency" is defined as an unanticipated emergency caused by an event beyond the control of the Participant or Optionee, that would, in the Company's judgement, result in severe financial hardship if the distribution were not permitted. Additionally, the Committee may distribute the unrestricted Shares deferred by all Participants or Optionees pursuant to this Section 12 if the Committee determines, in its discretion, that the continued deferral of Shares hereunder is no longer in the best interests of the Company.

13.   Adjustments Upon Changes in Capitalization

      In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares that may be subject to Options and Restricted Stock Awards, the number of Shares subject to each then outstanding Option and the option price of each then outstanding Option.

14.   Mergers, Dispositions and Certain Other Transactions

      If during any Restriction Period or during the term of any Option, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or a partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options and the Restricted Stock Awards outstanding or to take any of the following courses of action:

      (a) Not fewer than 15 days nor more than 60 days prior to any such transaction, the Parent Company shall notify all Optionees that all Options shall immediately vest and become exercisable and shall expire on the 45th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date;

      (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price shall not be less than the excess of the Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition and which shall be subject to the same restrictions as Options granted hereunder;


      (c) The Parent Company shall provide in any agreement with respect to any merger, consolidation, combination or acquisition that the shares of the surviving, new or acquiring corporation issued in exchange for any Shares subject to Restricted Stock Awards shall be subject to the same restrictions as the Shares issued pursuant to the Restricted Stock Awards; or

      (d) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Participants to realize the value of rights granted to them under the Plan.

15.   Plan Not to Affect Employment

      Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

16.   Interpretation

      The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities Exchange Act of 1934. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

17.   Amendments

      The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law and the terms of the Parent Company's capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a "non-employee director" as defined herein. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award.

18.   Securities Laws

      The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

19.   Effective Date and Term of Plan

      The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Parent Company and shall expire on December 2, 2008 unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Parent Company for their approval at the Company's 1999 annual meeting of shareholders. Any Option or Restricted Stock Award granted before the approval of the Plan by the shareholders shall be expressly conditioned upon, and any Option shall not be exercisable until, such approval is obtained. If such shareholder approval is not obtained at such annual meeting, the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire and all Restricted Stock Awards granted under the Plan shall be forfeited.

                        PENN VIRGINIA CORPORATION
                     1995 Directors' Stock Option Plan

1.   Purpose

     The purposes of the Plan are to attract and retain the services of experienced and knowledgeable directors and to encourage eligible directors of Penn Virginia Corporation to acquire a proprietary and vested interest in the growth and performance of the Company, thus enhancing the value of the Company for the benefit of its shareholders.

2.   Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

     (a)   "Board" means the Board of Directors of the Company.

     (b)   "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the common stock, par value $6.25 per share, of the Company.

     (d)   "Company" means Penn Virginia Corporation.

     (e)   "Eligible Director" means each director of the Company.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" means with respect to the Common Stock on any given date the closing stock market price for a Share (as reported by the National Association of Securities Dealers Automated Quotation System or other recognized stock quotation service), or in the event that there shall be no closing stock price on such date, the closing stock price on the date nearest preceding such date.

     (h)   "Grant Date" means the date on which an Option is granted.

     (i) "Option" means any right granted to an Optionee allowing such Optionee to purchase Shares at such price or prices and during such period or periods as are set forth in the Plan. All Options shall be non-qualified options.

     (j) "Option Agreement" means a written instrument evidencing an Option granted hereunder and signed by an authorized representative of the Company and the Optionee.

     (k) "Optionee" means an Eligible Director who receives an Option under the Plan.

     (l)   "Shares" means shares of Common Stock.

3.   Administration

Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

4.   Shares Subject to the Plan

     (a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted under the Plan shall be 75,000 Shares. Any Shares issued pursuant to Options granted hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

     (b)   Reduction in Number of Shares Available.

           (i) The grant of an Option shall reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.

           (ii) Any Shares issued by the Company through the assumption or substitution of outstanding grants of an acquired company shall not reduce the Shares available for grants under the Plan.

     (c) Increase in Number of Shares Available. The lapse, expiration, cancellation, or other termination of an Option that has not been fully exercised shall increase the number of Shares as to which Options may be granted by the number of Shares that have not been issued upon exercise of such Option.

     (d) Other Adjustments. The total number and kind of Shares available for Options under the Plan, the number and kind of Shares subject to outstanding Options, and the exercise price for such Options shall be appropriately adjusted by the Board for:

           (i) any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure or capitalization affecting the Shares,

           (ii) any conversion of the Shares into or exchange of the Shares for other shares as a result of any merger or consolidation (including a sale of assets), or

           (iii) any other event such that an adjustment is made reasonably necessary to maintain the proportionate interest of the Optionee.

5.   Grant of Options

     On February 8, 1995, or, with respect to any person who was not an Eligible Director on such date, on the date such person becomes an Eligible Director, each Eligible Director shall be granted an Option to acquire 5,000 Shares. Thereafter, on the first business day of each year from 1996 through 1999, inclusive, each Eligible Director on such date shall be granted an Option to acquire an additional 100 Shares.

6.   General Terms

     The following provisions shall apply to each Option:

     (a)   Option Price.   The purchase price per Share purchasable under an
Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

     (b)   Option Period.    Each Option granted shall expire 10 years from
its Grant Date, and shall be subject to earlier termination as hereinafter provided.

     (c)   Service Period.   Each Option granted under the Plan shall become
exercisable by the Optionee only after the completion of one year of Board service immediately following the Grant Date. Exercise of any or all previously granted Options shall not be required.

     (d)   Transfer and Exercise.   No Option shall be transferable by the
Optionee except by will or the laws of descent and distribution. In the event of the death of an Optionee, the Option, if otherwise exercisable by the Optionee at the time of such death, may be exercised within six months after such Optionee's death by the person to whom such right has passed by will or the laws of descent and distribution.

     (e)   Method of Exercise.   Any Option may be exercised, after the
completion of one year of Board service following the Grant Date, by the Optionee in whole or in part at such time or times and by such methods as the Board may specify. The applicable Option Agreement may provide that the Optionee may make payment of the Option price in cash, Shares, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.

     (f)   Issuance of Certificates; Payment of Cash.   Only whole Shares
shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon payment to the Company of the Option price, the Company shall deliver to the Optionee a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of the fractional share to which the Optionee is entitled.

7.   Change in Control

     (a)   Effect of Change in Control.   Notwithstanding anything in the Plan
to the contrary, other than the initial shareholder approval requirement set forth in Section 10, and subject to any applicable pooling-of-interest accounting rules, in the event of a Change in Control of the Company, the Options granted under Section 5 shall vest and become immediately exercisable; provided, however, that at least six months shall elapse from the Grant Date of an Option to the date of disposition of any Shares issued upon exercise of such Option. In the event of a Change in Control of the Company as defined in
Section 7(b)(iii), the Company may provide in any agreement with respect to such merger or consolidation that the surviving corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the share of such corporation immediately after the consummation of such merger or consolidation over the option price shall not be less than the excess of the Fair Market Value of the Shares over the Option price of Options, immediately prior to the consummation of such merger or consolidation.

     (b)   Definition.   For purposes of the Plan, a "Change in Control of the
Company" shall be deemed to have occurred if:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

           (ii) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in any of clauses (i), (iii) and
(iv) of this Section 7(b)) whose election by the Board of whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than retirement) to constitute at least a majority thereof;

           (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

           (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

8.   Amendments and Termination

     (a)   Board Authority.   The Board may amend, alter, or terminate the
Plan, but no amendment, alteration, or termination shall be made (i) that would impair or adversely affect the rights of an Optionee under an Option theretofore granted, without the Optionee's consent, or (ii) without the approval of the shareholders if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, or if the proposed alteration or amendment would increase the aggregate number of Shares that may be issued upon the exercise of Options (other than pursuant to Section 4 (d) hereof); provided, however that no provision of the Plan that (i) permits Eligible Directors to receive Options,
(ii) states the amount or price of Options to be granted to Eligible Directors, (iii) specifies the timing of grants of Options to Eligible Directors, or (iv) sets forth a formula that determines the amount, price or timing of grants of Options to Eligible Directors, shall be amended more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     (b)   Prior Shareholder and Optionee Approval.   Anything herein to the
contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Company comply with the requirements of Rule 16b-3 issued under the Exchange Act, as amended from time to time, or any successor rule promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under Section 16 of the Exchange Act, the Board is authorized to make such amendments without the consent of Optionees or the shareholders of the Company.

9.   General Provisions

     (a)   Compliance with Regulations.   All certificates for Shares issued
and delivered under the Plan pursuant to the exercise of any Option shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange, that the Board in its sole discretion shall deem to be necessary or appropriate.

     (b)   Other Plans.   Nothing contained in the Plan shall prevent the
Board from adopting other or additional compensation arrangements, subject to shareholder approval is such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c)   Withholding of Taxes.   Each Optionee shall pay to the Company,
upon the Company's request, all amounts necessary to satisfy the Company's federal, state and local tax withholding obligations, if any, with respect to the grant or exercise of any Option.

     (d)   Conformity With Law.   If any provision of the Plan is or becomes
or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (e)   Insufficient Shares.   In the event there are insufficient Shares
remaining to satisfy all of the Option grants under Section 5 made on the same day, such Option grants shall be reduced pro-rata.

10.   Effective Date and Termination

      The Plan shall become effective upon approval by the Company's shareholders and, with respect to new grants, shall terminate on the second business day of 1999. With respect to outstanding Options, the Plan shall terminate on the date on which all outstanding Options have expired or terminated. The Board shall submit the Plan to the shareholders of the Company for their approval at the 1995 annual meeting of shareholders unless such shareholders' approval shall have been obtained prior to such meeting. Any Option granted before the approval of the Plan by the shareholders of the Company shall be expressly conditioned upon, and any Option shall not be exercisable until, such approval on or prior to the date of the 1995 annual meeting of such shareholders. If such shareholder approval is not received at or before the 1995 annual meeting, the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire.

                             AMENDMENT ONE TO
                         PENN VIRGINIA CORPORATION
                     1995 DIRECTORS' STOCK OPTION PLAN


     This Amendment is made this 2nd day of December, 1998 to the Penn Virginia Corporation (the "Company") 1995 Directors' Stock Option Plan (the "Plan").

     1.  Capitalized Terms.

     2.  Amendment.  The Plan shall be amended as follows:

         a. Increase in Shares Subject to Plan. Subject to adjustment as provided in the Plan, the total number of Shares as to which Options may be granted under the Plan shall be increased from 150,000 to 200,000 Shares.

         b. Extension of Termination Date. With respect to new grants of Options, the termination date of the Plan shall be extended from the second business day of 1999 until the second business day of 2001.

     3. This Amendment shall be effective upon approval by the Board of Directors of the Company subject to approval by the shareholders of the Company.

                            AMENDMENT TWO TO
                       PENN VIRGINIA CORPORATION
                   1995 DIRECTORS' STOCK OPTION PLAN

     This Amendment is made this 24th day of March, 1999 to the Penn Virginia Corporation (the "Company") 1995 Directors' Stock Option Plan (the "Plan").

     1. Amendment. The Plan shall be amended by adding Section 9(f) thereto which shall read in its entirety as follows:

         "(f) An Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a "Cashless Exercise"). Notwithstanding anything stated to the contrary in the Plan, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares."

     2. This Amendment shall be effective upon approval by the Board of Directors of the Company.